Exhibit 99.1

For Immediate Release

Hollis-Eden Pharmaceuticals Receives NASDAQ Notification Related to Minimum Bid Price

SAN DIEGO – September 16, 2009 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ:HEPH), a leader in the development of a new class of small molecule compounds based on endogenous adrenal steroid hormones, today announced that it received a letter from The NASDAQ Stock Market on September 15, 2009.

The letter states that Hollis-Eden is not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because its common stock had closed below $1.00 per share for 30 consecutive business days. The letter also states that in accordance with Nasdaq Marketplace Rules, Hollis-Eden has 180 days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule. This letter has no immediate effect on the NASDAQ listing or trading of Hollis-Eden’s common stock.

Hollis-Eden will regain compliance with the Minimum Bid Price Rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days before March 15, 2010. However, if Hollis-Eden does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, the Nasdaq staff will provide Hollis-Eden with a written notification that its common stock is subject to delisting.

Hollis-Eden will monitor the bid price for its common stock and consider available options.

About Hollis-Eden Pharmaceuticals, Inc.

Hollis-Eden Pharmaceuticals, Inc. is developing a new series of small molecule compounds that are metabolites or synthetic analogs of endogenous hormones derived by the adrenal glands from the body’s most abundant circulating adrenal steroid. Hollis-Eden’s clinical drug development candidates include TRIOLEX® (HE3286), a next-generation compound currently in clinical trials for the treatment of type 2 diabetes, ulcerative colitis and rheumatoid arthritis, and APOPTONE® (HE3235), a next-generation compound in a clinical trial for the treatment of late-stage prostate cancer. For more information on Hollis-Eden, visit its website at www.holliseden.com.

This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, the potential and prospects of Hollis-Eden Pharmaceuticals, Inc. regaining and maintaining compliance with the listing standards of the NASDAQ Global Market and its drug discovery program and its drug candidates. Any statement included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Hollis-Eden’s actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company’s business, including, but not limited to: the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for TRIOLEX® (HE3286), APOPTONE® (HE3235) or any other investigational drug candidate; the Company’s future capital needs; the Company’s ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Hollis-Eden undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.

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Contact:

Bob Weber, CFO, Hollis-Eden Pharmaceuticals, Inc. (858) 587-9333